CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-167506, 333-174344, 333-216375, and 333-225039 on Form S-8, Registration Statement Nos. 333-215401 and 333-235649 on Form S-3, and Post-Effective Amendment No. 1 to Registration Statement No. 333- 214488 on Form S-8 to Form S-4 of our report dated February 21, 2020, relating to the consolidated financial statements of Cboe Global Markets, Inc., appearing in this Annual Report on Form 10-K of Cboe Global Markets, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 19, 2021